UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2011

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2011, the Compensation Committee of the Board of Directors of Power Integrations, Inc. (the “Company”) took the following actions with respect to the Company’s chief executive officer, chief financial officer, and certain other named executive officers as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2011 Bonus Plan

Approved the 2011 Bonus Plan as follows:

Each Officer, as described below, was assigned a target bonus applicable to service in 2011. Bonuses, which will be awarded in restricted stock units, will be earned based on Company performance as against the 2011 Bonus Plan’s established revenue targets and non-GAAP operating income targets. The non-GAAP operating income targets were based on non-GAAP operating income, which excluded certain expenses, including (a) FAS 123R expense; (b) any extraordinary income and or expenses associated with mergers and acquisition activities, patent lawsuit settlements and IRS settlements; and (c) any other charges or adjustments which the Compensation Committee determines to be extraordinary or otherwise appropriate. Weighting of the target components is as follows:

Revenue	25%
Non-GAAP Operating Income	75%

Total	100%

Revenue Component of Officer’s Bonus:

No pay out will be made under the revenue component of the 2011 Bonus Plan if the Company’s 2011 actual revenue does not exceed at least an established minimum amount of revenue as set forth in the 2011 Bonus Plan. To the extent 2011 actual revenue increases above the minimum amount of revenue, the actual bonus increases, up to 100% of the revenue component of the target bonus when actual revenue equals target revenue in the 2011 Bonus Plan, and continues increasing thereafter as actual revenue increases, up to a maximum of 200% of the revenue component of the target bonus.

Non-GAAP Operating Income Component of Officer’s Bonus:

No pay out will be made under this component of the plan if the Company’s 2011 actual non-GAAP operating income does not exceed at least an established minimum amount of non-GAAP operating income as set forth in the 2011 Bonus Plan. To the extent 2011 actual non-GAAP operating income increases above the minimum amount of non-GAAP operating income, the actual bonus increases, up to 100% of the non-GAAP operating income component of the target bonus when actual non-GAAP operating income equals target non-GAAP operating income in the 2011 Bonus Plan, and continues increasing thereafter as actual non-GAAP operating income increases, up to a maximum of 200% of the non-GAAP operating income component of the target bonus.

2011 Target Bonuses

Approved the 2011 target bonuses for the Officers as follows:

Executive Officer	Title	2011 Target Bonus (restricted stock units)
Balu Balakrishnan	President and Chief Executive Officer	8,000

Sandeep Nayyar	Chief Financial Officer	3,200

John Tomlin	Vice President, Operations	3,200

Bruce Renouard	Vice President, Worldwide Sales	3,200

Derek Bell	Vice President, Engineering	3,200

2011 Stock Option Grants

Approved stock option grants to the following Officers:

Executive Officer	Title	2011 Evergreen Stock Options (in Shares of Common Stock)
Balu Balakrishnan	President and Chief Executive Officer	50,000
Sandeep Nayyar	Chief Financial Officer	0	*
John Tomlin	Vice President, Operations	12,000
Bruce Renouard	Vice President, Worldwide Sales	12,000
Derek Bell	Vice President, Engineering	12,000

The stock option grants will be effective on the third trading date following the date of the earnings release of the Company’s first quarter 2011 financial results (the “Grant Date”). The exercise price per share for the stock options granted to the Officers will be the fair market value of a share of the Company’s Common Stock on the Grant Date as determined in accordance with the Company’s 2007 Equity Incentive Plan. Vesting of each of the stock options granted to the Officers will commence on the vesting commencement date (as specified in the Officers’ stock option agreements).

2011 Restricted Stock Unit Grants

Approved restricted stock unit grants under the Company’s 2007 Equity Incentive Plan to the following Officers:

Executive Officer	Title	2011 Evergreen Restricted Stock Units
Balu Balakrishnan	President and Chief Executive Officer	25,000
Sandeep Nayyar	Chief Financial Officer	0	*
John Tomlin	Vice President, Operations	6,000
Bruce Renouard	Vice President, Worldwide Sales	6,000
Derek Bell	Vice President, Engineering	6,000

The restricted stock unit grants will be effective on the Grant Date. Twenty-five percent (25%) of the restricted stock units vest on the one year anniversary of the vesting commencement date (as specified in the Officers’ restricted stock unit award agreements), and an additional twenty-five percent (25%) of the restricted stock units vest annually over the next three (3) years thereafter, subject to the respective Officer’s continuous service.

*	Pursuant to Mr. Nayyar’s offer letter agreement with the Company, dated June 23, 2010, Mr. Nayyar is not eligible to receive evergreen and or focal grants of restricted stock units or stock options in 2011.

2011 Salaries

Approved the 2011 salaries for the Officers as follows, to be effective April 1, 2011:

Executive Officer	Title	2011 Salary
Balu Balakrishnan	President and Chief Executive Officer	$430,000

Sandeep Nayyar	Chief Financial Officer	$275,000

John Tomlin	Vice President, Operations	$290,000

Bruce Renouard	Vice President, Worldwide Sales	$280,000

Derek Bell	Vice President, Engineering	$290,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Sandeep Nayyar
	Name:	Sandeep Nayyar
	Title:	Chief Financial Officer

Dated: January 31, 2011